Exhibit 99.1

                                       NEWS RELEASE
SYSCO Corporation                      ------------
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
                                                 FOR MORE INFORMATION
                                       CONTACT:  Diane Day Sanders
                                                 Vice President and Treasurer


     SYSCO Posts 25th Year of Consecutive Sales and Earnings Growth With 30%
                   Earnings Per Share Increase for Fiscal 2001

     HOUSTON, August 1, 2001 -- SYSCO Corporation (NYSE: SYY) today announced diluted earnings per share of $0.88 on sales of $21.8 billion for the fiscal year ended June 30, 2001, marking the 25th year of uninterrupted sales and earnings increases. Diluted earnings per share increased 30.0 percent compared to last year's diluted earnings per share of $0.68 prior to an accounting change while sales increased 12.8 percent over the prior fiscal year's $19.3 billion.

     Diluted  earnings per share for the fourth quarter of fiscal 2001 increased
23.8 percent, or $0.26 versus $0.21 for the same period last year, and sales of $5.8 billion were 9.8 percent greater than the $5.3 billion achieved in last year's fourth quarter.

     Internal sales growth for the quarter was 6.5 percent, composed of real growth of 3.0 percent and food cost inflation of 3.5 percent. Acquisitions contributed 3.3 percent to total sales growth in the final quarter. Internal growth for the fiscal year reached 8.3 percent, which included 5.8 percent real growth and 2.5 percent resulting from food cost inflation, while acquisitions added 4.5 percent.

     Charles H. Cotros, SYSCO's chairman and chief executive officer, said, "SYSCO's strong performance can be attributed to a number of factors, including continued strength in sales to marketing associate-served customers, a higher percentage of SYSCO Brand product sales, earnings contributions from acquisitions and productivity and efficiency measures. Our customer relationship management initiative, C.A.R.E.S. (Customers Are Really Everything to SYSCO), not only offers consistent quality proprietary brand products, but also provides a full menu of value-added services to assist our customers in achieving their goals. Our mission is to help our customers succeed. Relationships and service are key and our customers know they can depend on us," he emphasized.

     Mr.  Cotros  noted  that  SYSCO  Brand  products  provide  value to SYSCO's customers and a significant competitive advantage to the company's sales professionals. During the fourth quarter, SYSCO Brand sales represented 54.6 percent of marketing associate-served sales in the traditional broadline companies as compared to 51.4 percent in last year's final quarter. Continued growth in sales to marketing associate-served customers raised the percentage of these sales to total broadline company sales for the fourth quarter to 57.0 percent versus 55.7 percent during last year's final quarter.

     "Our broadline companies experienced an uptick in the growth of marketing associate-served sales in June as compared to the earlier weeks of the quarter," added Mr. Cotros. "This trend continued into the first three weeks of the new fiscal year with marketing associate-served sales growth at our broadline companies increasing at double-digit levels compared to the same period last year."

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

     "While some segments of the foodservice industry may have seen some slowing in growth, we believe strategies we have in place will allow us to outpace the overall industry growth as we have historically. We remain focused on strengthening our relationships with existing customers and building relationships with new customers; "fold-out" organic growth as well as acquisitions that strengthen geographic reach and product penetration; significant capital expenditures that facilitate growth and efficiencies; ongoing increases in the number of marketing associates; and growing SYSCO Brand sales. We are optimistic as we enter the new fiscal year that, at a minimum, we can achieve our long-term objectives of leveraging high single-digit real sales growth at least five additional percentage points to earnings per share growth.

     "SYSCO's long-term performance and future success are attributable to the loyalty, competence and dedicated teamwork of our 43,000 employees, and I commend these exceptional individuals for their contributions. We are positioned to continue our consistent growth record by providing our customers the tools they need to succeed in this dynamic industry, which is buoyed by consumers' love affair and dependence upon meals-prepared-away-from-home."

     SYSCO is the largest foodservice marketing and distribution organization in North America. The company provides food and related products and services to approximately 370,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. The SYSCO distribution network extends throughout the contiguous United States and portions of Alaska, Hawaii and Canada.


Forward-Looking Statements
     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding continued strength and recognition of SYSCO Brand products, industry growth, continued competitive advantages, implementation and timing of "fold-out" operations and acquisitions, capital expenditures, SYSCO's ability to build stronger relationships with existing customers and develop new relationships with additional foodservice operators, SYSCO's ability to outpace overall foodservice industry growth, SYSCO's ability to achieve its long-term objectives with respect to real sales growth and earnings per share growth, and the continued strength of the meals-prepared-away-from-home market. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions; SYSCO's leverage and debt risks; the successful completion of acquisitions and integration of acquired companies; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; and internal factors such as the ability to control expenses. In addition, the decision to pursue acquisitions and "fold-outs" could vary due to construction schedules and the timing of other expenditures, while the implementation and timing of "fold-out" operations and acquisitions could be impacted by competitive conditions, labor issues, weather, satisfactory completion of due diligence and other matters. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended July 1, 2000 as filed with the Securities and Exchange Commission.


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



The comparative financial data for the fourth quarter of fiscal years 2001 and 2000 are summarized below.

($000 omitted except for per share data)

                                                             For the 13-Week Period Ended
                                                        ---------------------------------------
                                                        June 30, 2001              July 1, 2000
                                                        -------------              ------------
Sales                                                   $ 5,789,297                 $ 5,271,764

Costs and expenses
    Cost of sales                                         4,638,338                   4,255,205
    Operating expenses                                      849,500                     764,594
    Interest expense                                         17,843                      17,854
    Other, net                                                1,567                        (131)
                                                        -------------              ------------
Total costs and expenses                                  5,507,248                   5,037,522
                                                        -------------              ------------

Earnings before income taxes                                282,049                     234,242
Income taxes                                                107,884                      90,183
                                                        -------------              ------------

Net earnings                                            $   174,165                 $   144,059
                                                        =============              ============
Basic earnings per share                                $      0.26                 $      0.22
                                                        =============              ============
Diluted earnings per share                              $      0.26                 $      0.21
                                                        =============              ============

Basic average shares outstanding                        667,925,830                 663,296,190
                                                        =============              ============
Diluted average shares outstanding                      679,805,029                 673,272,656
                                                        =============              ============


                                    - more -

The comparative financial data for the 52 weeks of fiscal years 2001 and 2000 are summarized below.

($000 omitted except for per share data)

                                                                      For the 52-Week Period Ended
                                                               ---------------------------------------------
                                                               June 30, 2001                    July 1, 2000
                                                               --------------                   ------------

Total sales                                                       $21,784,497                    $19,303,268
Costs and expenses
    Cost of sales                                                  17,513,138                     15,649,551
    Operating expenses                                              3,232,827                      2,843,755
    Interest expense                                                   71,776                         70,832
    Other, net                                                            101                          1,522
                                                               --------------                   ------------
Total costs and expenses                                           20,817,842                     18,565,660
                                                               --------------                   ------------

Earnings before income taxes                                          966,655                        737,608
Income taxes                                                          369,746                        283,979
                                                               --------------                   ------------
Earnings before cumulative
   effect of accounting change                                        596,909                        453,629
Cumulative effect of accounting change                                      0                        (8,041)
                                                               --------------                   ------------
    Net earnings                                                  $   596,909                    $   445,588
                                                               ==============                   ============
Earnings before accounting change:
   Basic earnings per share                                       $      0.90                    $      0.69
                                                               ==============                   ============
   Diluted earnings per share                                     $      0.88                    $      0.68
                                                               ==============                   ============
Cumulative effect of accounting change:
   Basic earnings per share                                       $      0.00                    $    (0.01)
                                                               ==============                   ============
   Diluted earnings per share                                     $      0.00                    $    (0.01)
                                                               ==============                   ============
Net earnings:
   Basic earnings per share                                       $      0.90                    $      0.68
                                                               ==============                   ============
   Diluted earnings per share                                     $      0.88                    $      0.67
                                                               ==============                   ============
Basic average shares outstanding
                                                                  665,551,228                    659,164,948
                                                               ==============                   ============
Diluted average shares outstanding                                677,949,351                    669,555,856
                                                               ==============                   ============



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